UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2010

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective June 9, 2010, Brush Engineered Materials Inc. (the "Company") and certain of its subsidiaries entered into an amendment (the "Amendment") to the Second Amended and Restated Precious Metals Agreement with The Bank of Nova Scotia (the "Metals Agreement"). The Amendment establishes an "accordian feature" that allows the Company to increase the availability of precious metals under the Metals Agreement by up to $9 million as long as the incremental availability is supported by a standby letter of credit and certain other conditions have been satisfied.

Item 9.01 Financial Statements and Exhibits.

99.1 Amendment No. 6 to Second Amended and Restated Precious Metals Agreement, dated as of June 9 2010.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

June 9, 2010	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Amendment No. 6 to Second Amended and Restated Precious Metals Agreement.